Exhibit 1

                             Joint Filing Agreement

                     The undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13D with respect to the shares of Class A Common Stock, par value $0.001 per share, of Beasley Broadcast Group, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


Dated: August 30, 2002
                                  ENTERCOM DELAWARE HOLDING CORPORATION

                                  By: /s/ Stephen F. Fisher
                                      --------------------------------------
                                      Name: Stephen F. Fisher
                                      Title: Vice President



                                  ENTERCOM RADIO, LLC

                                  By: /s/ Stephen F. Fisher
                                      --------------------------------------
                                      Name: Stephen F. Fisher
                                      Title: Executive Vice President and
                                             Chief Financial Officer



                                  ENTERCOM COMMUNICATIONS CORP.

                                  By: /s/ Stephen F. Fisher
                                      --------------------------------------
                                      Name: Stephen F. Fisher
                                      Title: Executive Vice President and
                                             Chief Financial Officer



                                  JOSEPH M. FIELD

                                  /s/ Joseph M. Field
                                  ------------------------------------------
                                  Joseph M. Field